KRAMER LEVIN NAFTALIS & FRANKEL LLP

December 28, 2009

Managed Municipal Fund, Inc.
40 West 57th Street, 18th Floor
New York, NY 10019

Re:	Managed Municipal Fund, Inc.
Post-Effective Amendment No. 25
File No. 33-32819; ICA No. 811-6023

Gentlemen:

We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 25 to Registration Statement No. 33-32819 on Form N-1A.

Very truly yours,

s/ Kramer Levin Naftalis & Frankel LLP

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